Exhibit 10.4

INVESTMENT VOTING AGREEMENT

INVESTMENT VOTING AGREEMENT, dated as of March 13, 2009 (this “Agreement”), between Dov Charney, an individual (“Mr. Charney”), and Lion Capital (Guernsey) II Limited, a Guernsey limited company (“Investor”).

WHEREAS, Investor is a party to that certain Investment Agreement, dated as of March 13, 2009 (as it may be hereafter amended, supplemented or modified from time to time, the “Investment Agreement”; capitalized terms used but not defined herein have the respective meanings set forth in the Investment Agreement), between American Apparel, Inc., a Delaware corporation (the “Company”), and Investor, pursuant to which and subject to the terms and conditions of which, among other things, Investor has the right to designate up to two persons for nomination for election to the Board of Directors of the Company (the “Board”);

WHEREAS, Mr. Charney is a party to that certain Voting Agreement, dated as of December 12, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Voting Agreement”), among the Company, Mr. Charney and the other stockholders of the Company listed on the signature pages thereto, pursuant to which and subject to the terms and conditions of which, among other things, Mr. Charney has the right to designate up to four persons for nomination for election to the Board; and

WHEREAS, in connection with the transactions contemplated by the Investment Agreement, and pursuant to Sections 1.2(b)(1)(H) and 4.1(a) of the Investment Agreement, Mr. Charney and Investor desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENTS

Section 1.1 Mr. Charney’s Agreement to Vote for Investor Directors. For so long as Investor has the right to designate any person or persons for nomination for election to the Board pursuant to Section 4.1(a) of the Investment Agreement, subject to applicable law and Section 1.3 hereof:

(a) Mr. Charney agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns (such term as used herein to be defined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time beneficially owns, for the election and re-election of each such nominated Investor Director to the Board;

(b) during the term of the Voting Agreement, if necessary to permit an Investor Director nominated by Investor for election or re-election to the Board pursuant to Section 4.1(a) of the Investment Agreement, Mr. Charney agrees to designate each such Investor Director as an AAI Director (as defined in the Voting Agreement) that is a Class A Director (as defined in the Voting Agreement), a Class B Director (as defined in the Voting Agreement) or a Class C Director (as defined in the Voting Agreement), the selection of such class to be at Mr. Charney’s election, pursuant to Section 1.01(a) of the Voting Agreement;

(c) in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such Investor Director, Investor shall have the right to designate a replacement to fill such vacancy, and Mr. Charney agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time beneficially owns, for election to the Board of such individual designated by Investor;

(d) Mr. Charney agrees that he will not, as a stockholder, vote or execute any consent with respect to the removal of an Investor Director, unless he is directed to do so by Investor, and if he is so directed, he agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time beneficially owns, for such removal and for the election of a replacement Investor Director as provided in Section 1.1(c); and

(e) notwithstanding anything to the contrary set forth herein, Mr. Charney’s obligations under this Section 1.1 shall terminate, and Mr. Charney shall not have any voting or other obligations under this Agreement, in the event that Mr. Charney beneficially owns less than 6,000,000 shares of Common Stock (which number shall be deemed to be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction).

Section 1.2 Investor’s Agreement to Vote for Mr. Charney. For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a) of the Investment Agreement, subject to applicable law and Sections 1.1 and 1.3 hereof:

(a) at each time that Mr. Charney and, during the term of the Voting Agreement, another AAI Director is nominated for re-election or election, as the case may be, to the Board, Investor agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that it at such time beneficially owns (such beneficial ownership, when determined with respect to Investor, to include any shares obtained upon exercise of the Warrant), or cause to be voted or a consent to be executed with respect to such shares of Common Stock Investor at such time beneficially owns, for such re-election or election, as the case may be, of Mr. Charney and, during the term of the Voting Agreement, such other AAI Director, as the case may be, to the Board;

(b) in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any AAI Director during the term of the Voting Agreement, Mr. Charney shall have the right to designate a replacement to fill such vacancy, and Investor agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that Investor at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock Investor at such time beneficially owns, for election to the Board of such individual designated by Mr. Charney;

(c) Investor agrees that it will not, as a stockholder, vote or execute any consent with respect to the removal of Mr. Charney or, during the term of the Voting Agreement, another AAI Director, unless it is directed to do so by Mr. Charney, and if Investor is so directed, Investor agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that Investor at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock Investor at such time beneficially owns, for such removal and for the election of a replacement individual as provided in Section 1.2(b); and

(d) notwithstanding anything to the contrary set forth herein, Investor’s obligations under this Section 1.2 shall terminate, and Investor shall not have any voting or other obligations under this Agreement, in the event that (i) Mr. Charney beneficially owns less than 27,900,000 shares of Common Stock (which number shall be deemed to be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company (f/k/a Endeavor Acquisition Corp.), American Apparel (USA) LLC (f/k/a AAI Acquisition LLC), a California limited liability company, American Apparel Inc., a California corporation, American Apparel, LLC, a California limited liability company, each of the Canadian companies set forth on Schedule A to the Merger Agreement (the “CI Companies”), Mr. Charney, each of the stockholders of the CI Companies (with respect to certain provisions of the Merger Agreement) and Sam Lim (with respect to certain provisions of the Merger Agreement), as extended by the letter agreement, dated as of March 13, 2009 (as it may be hereafter amended, supplemented or modified from time to time), by and among Mr. Charney, the Company and Investor.

Section 1.3 Obligations as Director and/or Officer. Nothing in this Agreement shall be deemed to limit or restrict any director or officer of the Company from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed that this Agreement shall apply to each party solely in his, her or its capacity as a securityholder of the Company and shall not apply to his, her or its actions, judgments or decisions as a director or officer of the Company if he or she is such a director or officer. Neither Investor nor Mr. Charney makes any representation or warranty as to the fitness or competence of any nominee of the other to serve on the Board by virtue of its or his execution of this Agreement or by the act of voting for such nominee pursuant to this Agreement.

Section 1.4 Term. This Agreement shall terminate automatically, and all obligations of Mr. Charney and Investor pursuant to this Agreement shall terminate immediately, and Investor shall cause the Investor Director or Investor Directors, as the case may be, to resign promptly from the Board (and Mr. Charney shall be entitled to take all action to remove the Investor Directors from the Board), when Investor no longer has the right to designate any person as an Investor Director for nomination for election to the Board pursuant to Section 4.1(a) of the Investment Agreement. Without prejudice to the foregoing, at any such time, the Investor Directors shall not vote or exercise any other rights or powers of office during the period pending resignation. Any vacancy created by such resignation may be filled by the Board or the stockholders of the Company in accordance with the Company’s certificate of incorporation and bylaws and applicable law.

ARTICLE II

MISCELLANEOUS

Section 2.1 No Assignment. This Agreement shall not be assignable by operation of law (other than in connection with a merger, consolidation or similar transaction) or otherwise (any attempted assignment in contravention hereof being null and void); provided that in the event that Mr. Charney or Investor desires to transfer all or any portion of his or its shares of Common Stock or Warrants to any of his or its Affiliates (other than the Company), it shall be a condition of the effectiveness of such transfer that, and such transfer shall only be effective if, such transferee agrees in writing (with a copy thereof to be furnished to the other party hereto) to be bound by the terms of this Agreement. For the avoidance of doubt, except as expressly provided in this Section 2.1 with respect to transfers to Affiliates, this Agreement shall not, and does not purport to, impose any restrictions or obligations with respect to the transfer by any person of any shares of Common Stock, Warrants or other securities of the Company.

Section 2.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party or, if such party is an individual, such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party or, if such party is an individual, such waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 2.3 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Delaware. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America.

Section 2.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Specific Performance. The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of Delaware.

Section 2.6 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 2.7 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit, right or remedies.

Section 2.8 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first herein above written.

/s/ Dov Charney
DOV CHARNEY

[Signature Page to Voting Agreement]

LION CAPITAL (GUERNSEY) II LIMITED

By:	/s/ Rob Jones
Name:	Rob Jones
Title:	Director

[Signature Page to Voting Agreement]